UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2021

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(239) 301-7000

(Address, including zip code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

European ABS

On December 21, 2021, International Fleet Financing No. 2 B.V. (the “IFF No. 2”), an indirect, special purpose subsidiary of The Hertz Corporation (“Hertz”), amended its facility agreement, dated September 25, 2018 between, among others,  IFF No. 2, Hertz Europe Limited (as Administrator),  BNPP Paribas Trust Corporation UK Limited (as Security Trustee), and Credit Agricole Corporate and Investment Bank (as Administrative Agent) (the “European ABS Facility”) (i) to increase the aggregate maximum borrowings from €450 million to €750 million and (ii) to extend the maturity of the European ABS Facility from April 2022 to October 2023, effective as of December 21, 2021. In connection with the amendments, Hertz has entered into a performance guarantee with respect to certain obligations of certain of its subsidiaries in their capacities as lessees, servicers and administrators under the related documents entered into in connection with the European ABS Facility. The amendments also provide for certain operational flexibility regarding the use and composition of the fleet financed by the facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

Date: December 27, 2021	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary